Exhibit 4.3
DENBURY RESOURCES INC.,
CERTAIN SUBSIDIARIES OF DENBURY RESOURCES INC.
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee
FIFTH SUPPLEMENTAL INDENTURE TO INDENTURE,
DATED AS OF DECEMBER 7, 2005
Dated as of February 17, 2011

          FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 17, 2011, among DENBURY RESOURCES INC., a Delaware corporation (the “Company”), the subsidiaries of the Company party hereto (the “Subsidiary Guarantors”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”), to the INDENTURE, dated as of December 7, 2005, among the Company, the Subsidiary Guarantors, and the Trustee, as supplemented (the “Indenture”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Indenture.
          WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of the 7 1/2% Senior Subordinated Notes due 2015 (the “Notes”);
          WHEREAS, the Company has issued the Notes pursuant to the Indenture and there is currently outstanding under the Indenture $300,000,000 in aggregate principal amount of the Notes;
          WHEREAS, the Company desires to amend the Indenture, as set forth herein;
          WHEREAS, Section 9.02 of the Indenture permits amendment of the Indenture as provided in Section 2 hereof by the Company, the Subsidiary Guarantors, and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, subject to the other provisions of Article 9 of the Indenture;
          WHEREAS, the Company has commenced, pursuant to the Offer to Purchase and Consent Solicitation Statement of the Company, dated February 3, 2011 (the “Offer to Purchase”), an offer to purchase all of the outstanding Notes and a solicitation to obtain the written consent of the Holders of at least a majority in outstanding aggregate principal amount of the Notes to (i) the amendments to the Indenture set forth in Section 2 hereof and (ii) the execution and delivery of this Supplemental Indenture (collectively, the “Consents”);
          WHEREAS, the Holders of at least a majority in aggregate principal amount of the Notes currently outstanding have provided written Consents;
          WHEREAS, the Company has delivered to the Trustee the Officers’ Certificate (as defined in the Indenture) as well as the Opinion of Counsel (as defined in the Indenture) provided for in the Indenture relating to the execution and delivery of this Supplemental Indenture; and
          WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company and the Subsidiary Guarantors have been done.
          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Company Representations and Warranties. The Company hereby represents, warrants, and certifies to the Trustee that the Holders of at least a majority in aggregate principal amount of the Notes currently outstanding have provided Consents (the “Consenting Securities”), and execution of this Supplemental Indenture is authorized and permitted by the Indenture and constitutes the legal, valid and binding obligation of the Company and the Subsidiary Guarantors enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     2. Amendments to the Indenture.
          a. The Indenture is hereby amended by (i) deleting the text of Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 5.01, 6.01(6), and 6.01(9) of the Indenture and replacing them with the words “Intentionally Omitted,” and (ii) deleting all references to such sections and clauses in their entirety, including without limitation all references, direct or indirect, thereto in Section 6.01, “Events of Default.”
          b. The Indenture is hereby amended by deleting those definitions from the Indenture for which all references to such definitions will be eliminated as a result of the provisions of Section 2(a) of this Supplemental Indenture.
     3. Miscellaneous.
          a. Ratification of Agreement. As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Except as provided for in this Supplemental Indenture, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect. The Consent of the Holders of the Notes to this Supplemental Indenture shall not constitute an amendment or waiver of any provision of the Indenture except to the extent expressly set forth herein, and shall not be construed as a waiver or consent to any further or future action on the part of the Company and the Subsidiary Guarantors.
          b. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
          c. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.
          d. Effectiveness. This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. The amendments set forth in Section 2 hereof will become operative concurrently with the Company’s first acceptance of the Consenting Securities for payment pursuant to the Offer to Purchase.

          e. Trustee. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained and for the correctness of the Offer to Purchase, which shall be taken as the statements of the Company, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture, and the Trustee makes no representation with respect thereto. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.
          f. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.
          g. Headings. The section headings herein are for convenience only and shall not affect the construction thereof.
          h. Severability. In case any provision in this Supplemental Indenture or the Securities shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
[signature page follows]

     IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

DENBURY RESOURCES INC.
By:	/s/ Mark C. Allen
	Name	Mark C. Allen
	Title	Senior Vice President and Chief Financial Officer

DENBURY AIR, LLC
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

DENBURY GATHERING & MARKETING, INC.
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

DENBURY GREEN PIPELINE-TEXAS, LLC
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

DENBURY GULF COAST PIPELINES, LLC
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

DENBURY HOLDINGS, INC.
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

DENBURY MARINE, L.L.C.
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

DENBURY ONSHORE, LLC
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

DENBURY OPERATING COMPANY
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

DENBURY PIPELINE HOLDINGS, LLC
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

GREENCORE PIPELINE COMPANY LLC
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Julie H. Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Senior Associate

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